VALE OVERSEAS LIMITED,

as Issuer

and

VALE S.A.,

as Guarantor

and

THE BANK OF NEW YORK MELLON

as Trustee

SECOND SUPPLEMENTAL INDENTURE

US$1,000,000,000

6.400% Guaranteed Notes due 2054

Dated as of June 28, 2024

Second Supplemental Indenture, dated as of June 28, 2024, among VALE OVERSEAS LIMITED, a Cayman Islands exempted company incorporated with limited liability (herein called the “Company”), having its registered office at Captiva Global Financial Services, 23 Lime Tree Bay Avenue, Grand Cayman KY1-1209, Cayman Islands, VALE S.A., a publicly held corporation organized under the laws of the Federative Republic of Brazil (herein called the “Guarantor”), having its principal office at Praia de Botafogo, 186, offices 1101, 1701 and 1801, Botafogo, Zip Code 22.250-145, Rio de Janeiro, RJ, Brazil, and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York, having its principal corporate trust office at 240 Greenwich Street, New York, New York 10286, as Trustee (herein called the “Trustee”) to the Amended and Restated Indenture, dated as of August 4, 2021, among the Company, the Guarantor and the Trustee (the “Base Indenture”).

W I T N E S S E T H:

Whereas, the Base Indenture provides for the issuance from time to time thereunder, in series, of Securities of the Company carrying the Guaranty of the Guarantor, and Section 3.1 of the Base Indenture provides for the establishment of the form or terms of Securities issued thereunder through one or more supplemental indentures;

Whereas, the Company and the Guarantor desire by this Second Supplemental Indenture to create a new series of Securities to be issuable under the Base Indenture, as supplemented by this Second Supplemental Indenture, and to be known as the Company’s 6.400% Guaranteed Notes due 2054 (the “Notes”) the terms and provisions of which are to be as specified in this Second Supplemental Indenture;

Whereas, the Company and the Guarantor have duly authorized the execution and delivery of this Second Supplemental Indenture to establish the Notes as a series of Securities under the Base Indenture and to provide for, among other things, the issuance of and the form and terms of the Notes and additional covenants for the benefit of the Holders thereof and the Trustee; and

Whereas, all things necessary to make this Second Supplemental Indenture a valid and binding legal obligation of the Company and the Guarantor according to its terms have been done.

Now, therefore, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof and for the purpose of setting forth, as provided in the Base Indenture, the form of the Notes and the terms, provisions and conditions thereof, the Company and the Guarantor covenant and agree with the Trustee:

1.               Definitions

1.1            Provisions of the Base Indenture

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect. The Base Indenture, as amended and supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument for all purposes.

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1.2            Definitions

For all purposes of this Second Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

1.2.1                 any reference to a “Section” refers to a Section of this Second Supplemental Indenture;

1.2.2                 the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Section or other subdivision;

1.2.3                 all terms used in this Second Supplemental Indenture that are defined in the Base Indenture have the meanings assigned to them in the Base Indenture, except as otherwise provided in this Second Supplemental Indenture;

1.2.4                 the term “Securities” as defined in the Base Indenture and as used in any definition therein, shall be deemed to include or refer to, as applicable, the Notes; and

1.2.5                 the following terms have the meanings given to them in this Section 1.2.5.

“Applicable Procedures” means with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream, Luxembourg for such Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

“Global Note” means a Note that evidences all or part of the Notes and is authenticated and delivered to, and registered in the name of, the Depositary for such Notes or a nominee thereof.

“Interest Payment Date” has the meaning set forth in Section 2.1 hereof.

“Notes” has the meaning specified in the recitals hereof.

“Par Call Date” means December 28, 2053 (the date that is six months prior to the Stated Maturity Date).

“Permitted Holder” at any time means any Person who, at such time, is the holder of at least US$5,000,000 in aggregate principal amount of Notes.

“Relevant Date” in respect of any payment means the date on which such payment first becomes due or (if the full amount of the monies payable has not been received by the Trustee at least one Business Day prior to such due date) the date on which notice is given to the Holders that such monies have been so received.

“Stated Maturity Date” has the meaning specified in Section 2.1 hereof.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

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The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

2.               General Terms and Conditions of the Notes

2.1            Designation, Principal Amount and Redemption.

There is hereby authorized and established a new series of Securities designated the “6.400% Guaranteed Notes due 2054”. The Notes will initially be limited to an aggregate principal amount of US$1,000,000,000 (which amount does not include Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.4, 3.5, 9.6 or 11.5 of the Base Indenture).

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The principal of the Notes shall be due and payable at the Stated Maturity Date.

The Company may, from time to time and without the consent of the Holders, issue additional notes on terms and conditions identical to those of the Notes, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes. The stated maturity of the Notes shall be on June 28, 2054 (the “Stated Maturity Date”). The Notes shall (subject to Section 10.6 of the Base Indenture) be unsecured and shall bear interest at the rate of 6.400% per annum, from June 28, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on June 28 and December 28 of each year, commencing on December 28, 2024 (each, an “Interest Payment Date”), until the principal thereof is paid or made available for payment. To the extent interest due on any Interest Payment Date is not paid, interest shall accrue thereon at the Default Rate of Interest, except as provided herein, until such unpaid interest and interest accrued thereon are paid in full.

2.2            Forms Generally

The Notes shall be in substantially the forms set forth in this Section 2.2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Second Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

2.2.1                 Form of Face of Note

[INCLUDE IF NOTE IS A GLOBAL NOTE: THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY VALE OVERSEAS LIMITED, VALE S.A. AND THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

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[INCLUDE IF NOTE IS A GLOBAL NOTE AND THE DEPOSITARY IS THE DEPOSITORY TRUST COMPANY: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO VALE OVERSEAS LIMITED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

VALE OVERSEAS LIMITED

6.400% GUARANTEED NOTES DUE 2054

GUARANTEED BY VALE S.A.

CUSIP Number: 91911T AS2
ISIN: US91911TAS24
Common Code: 285442249

No. [_]	US$[_]

VALE OVERSEAS LIMITED, an exempted company duly incorporated with limited liability and existing under the laws of the Cayman Islands (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [__________] United States Dollars [if the Note is a Global Note, then insert:, or such other principal amount as set forth in the Schedule of Increases or Decreases in Global Note attached hereto] on June 28, 2024, and to pay interest thereon semi-annually on June 28 and December 28 of each year (each an “Interest Payment Date”), commencing on December 28, 2024, from June 28, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, at the rate of 6.400% per annum, until the principal hereof is paid or made available for payment, provided that any amount of interest on this Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the Default Rate of Interest, except as provided for herein, from the date such amount is due to but not including the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 3.6 of the Base Indenture hereinafter referred to.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 13 or December 13 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest on this Note shall be computed on the basis set forth in the Indenture.

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Payment of the principal of and interest on this Note will be made to the Person entitled thereto at the office of the Trustee or agency of the Company in the Borough of Manhattan, The City of New York, New York, maintained for such purpose, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts upon surrender of this Note in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest payable on an Interest Payment Date); provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that all payments of the principal of and interest on this Note, the Permitted Holders of which have given wire transfer instructions to the Trustee, the Company, or its agent at least 10 Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts with financial institutions in the United States specified by such Permitted Holders in such instructions. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Note will be made in accordance with the Applicable Procedures of the Depositary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [__________]

VALE OVERSEAS LIMITED

By:
Name: Title:

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By:
Name: Title:

The undersigned (the “Guarantor”) hereby irrevocably and unconditionally guarantees the full and punctual payment (whether at the Stated Maturity Date, upon redemption, acceleration or otherwise) of the principal, interest, Additional Amounts and all other amounts that may come due and payable under this Note.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly endorsed.

Dated: [__________]

VALE S.A.

By:
Name: Title:
By:
Name: Title:

2.2.2                 Form of Reverse of Note

1.               This Note is a duly authorized issue of securities of the Company issued in one or more series (the “Securities”) under an Amended and Restated Indenture, dated as of August 4, 2021 (the “Base Indenture”) as supplemented by the Second Supplemental Indenture, dated as of June 28, 2024 (the “Second Supplemental Indenture”), among the Company, the Guarantor and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor Trustee under the Base Indenture), and reference is hereby made to the Base Indenture, as supplemented by the Second Supplemental Indenture (the Base Indenture, as supplemented by the Second Supplemental Indenture, herein called the “Indenture”), for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (herein called the “Notes”).

2.               The full and punctual payment of the principal and interest and all other amounts payable under this Note is irrevocably and unconditionally guaranteed by the Guarantor.

3.               Additional notes on terms and conditions identical to those of this Note may be issued by the Company without the consent of the Holders of the Notes. The amount evidenced by such additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.

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4.               If an Event of Default with respect to Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

5.               All payments in respect of the Notes shall be made without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the Cayman Islands or Brazil, or any Successor Jurisdiction or any authority therein or thereof having power to tax (“Foreign Taxes”) except to the extent that such Foreign Taxes are required by the Cayman Islands, Brazil, such Successor Jurisdiction or any such authority to be withheld or deducted. In the event of any withholding or deduction for any Foreign Taxes, the Company, the Guarantor or their successors, as the case may be, shall make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts (“Additional Amounts”) as are necessary to ensure that the net amounts received by the Holders of the Notes after such withholding or deduction equals the respective amounts of principal, premium and interest which would have been receivable in respect of such Notes had no such withholding or deduction (including for any Foreign Taxes payable in respect of Additional Amounts) been required, except that no such Additional Amounts shall be payable with respect to any payment on a Note:

(i)              to, or to a third party on behalf of, a Holder who is liable for any such taxes, duties, assessments or other governmental charges in respect of a Note by reason of (A) a connection between the Holder and the Cayman Islands, Brazil or such Successor Jurisdiction other than the mere holding of such Note and the receipt of payments with respect to such Note or (B) failure by the Holder to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Cayman Islands, Brazil or a Successor Jurisdiction, or applicable political subdivision or authority thereof or therein having power to tax, of such Holder, if compliance is required by the Cayman Islands, Brazil or such Successor Jurisdiction, or any political subdivision or authority thereof or therein having power to tax as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and the Company has given the Holders at least 30 days’ notice that Holders will be required to provide such certification, identification or other requirement;

(ii)            in respect of any such taxes, duties, assessments or other governmental charges with respect to a Note surrendered (if surrender is required) more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof is given to Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on surrender of such Note for payment on the last day of such 30-day period;

(iii)          in respect of estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge imposed with respect to a Note;

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(iv)           in respect of any tax, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on the Notes or by direct payment by the Company or the Guarantor in respect of claims made against the Company or the Guarantor;

(v)             in respect of any taxes, duties, assessments or other governmental charges imposed under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended as of the issue date (or any amended or successor version that is substantively comparable) and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the U.S. Internal Revenue Code, any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any law, regulation or practice adopted pursuant to any such intergovernmental agreement; or

(vi)           in respect of any combination of the above.

Solely for purposes of this paragraph 5, the term “Holder” of any Note means the direct nominee of any beneficial owner of such Note, which holds such beneficial owner’s interest in such Note. Notwithstanding the foregoing, the limitations on the Company’s or the Guarantor’s obligation to pay Additional Amounts set forth in clause (i) above shall not apply if the provision of information, documentation or other evidence described in such clause (i) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. law, regulation or administrative practice and the law, regulation or administrative practice of the Cayman Islands, Brazil or the Successor Jurisdiction) than comparable information or other reporting requirements imposed under U.S. tax law (including tax treaties between the United States and the Cayman Islands, Brazil or the Successor Jurisdiction), regulation (including proposed regulations) and administrative practice.

The Company or the Guarantor, as the case may be, shall promptly provide the Trustee with documentation (which may consist of certified copies of such documentation) evidencing the payment of Foreign Taxes in respect of which the Company or the Guarantor has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agent, as applicable, upon request therefor.

The Company or the Guarantor, as the case may be, shall pay all stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by the Cayman Islands, Brazil or the Successor Jurisdiction, or any governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the Indenture or the issuance of the Notes or the Guaranty.

All references herein or in the Indenture, to principal, premium or interest in respect of any Note shall be deemed to include all Additional Amounts, if any, payable in respect of such principal, premium or interest, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

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In the event that Additional Amounts actually paid with respect to the Notes pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company or the Guarantor, as the case may be. However, by making such assignment, the Holder makes no representation or warranty that the Company will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

6.               All references in the Indenture and the Notes to principal in respect of any Note shall be deemed to mean and include any Redemption Price payable in respect of such Note pursuant to any redemption right hereunder (and all such references to the Stated Maturity Date of the principal in respect of any Note shall be deemed to mean and include the Redemption Date with respect to any such Redemption Price), and all such references to principal, interest or Additional Amounts shall be deemed to mean and include any amount payable in respect hereof pursuant to Section 10.7 of the Base Indenture.

7.               At any time prior to the Par Call Date, the Notes are subject to redemption at the Company’s option in whole or in part at a Redemption Price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to (but not including) the Redemption Date. At any time on or after the Par Call Date, the Notes are subject to redemption at the Company’s option in whole or in part at a Redemption Price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest thereon to (but not including) the Redemption Date. The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair, subject to the Applicable Procedures with respect to Global Notes. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

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If, as a result of any amendment to, or change in, the laws (or any rules or regulation thereunder) of the Cayman Islands, Brazil or a Successor Jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation, administration or application of such laws, rules or regulations (including a holding by a court of competent jurisdiction), which amendment or change of such laws, rules or regulations or the interpretation thereof becomes effective on or after the date of the Second Supplemental Indenture, or, in the case of a Successor Jurisdiction, on or after the date the Successor Corporation is incorporated in or considered to be a resident of such Successor Jurisdiction, the Company, the Guarantor or their successors would be obligated to pay Additional Amounts in respect of the Notes pursuant to the terms and conditions thereof in respect of Foreign Taxes (in the case of the Guarantor or its successor, imposed at a rate in excess of 15%, and in the case of the Company or its successor, imposed at a rate in excess of 0%), and if such obligation cannot be avoided by the Company, the Guarantor or their successors, as applicable, after taking measures the Company, the Guarantor or their successors, as applicable, considers reasonable to avoid it, then, at the Company’s, the Guarantor’s or their successors’, as applicable, option, the Notes may be redeemed in whole, but not in part, at any time, on giving not less than 10 nor more than 60 days’ notice to the Holders of the Notes, at a Redemption Price equal to 100% of the principal amount thereof and any premium applicable thereto, together with accrued interest up to but not including the Redemption Date and any Additional Amounts which would otherwise be payable up to but not including the Redemption Date; provided, however, that (1) no notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company, the Guarantor or their successors, as applicable, would but for such redemption be obligated to pay such Additional Amounts were a payment on the Notes then due, and (2) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

On and after any Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued interest). At least one Business Day prior to the Redemption Date, the Company will deposit with the Trustee money sufficient to pay the Redemption Price of and (unless the redemption date shall be an Interest Payment Date) accrued interest to the Redemption Date on the Notes to be redeemed on such Redemption Date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate, subject to the Applicable Procedures with respect to Global Notes.

8.               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each affected series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each affected series. The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any affected series under the Indenture on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any affected series under the Indenture on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences.

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Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

9.               As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and (iii) the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

10.            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

11.            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Trustee or agency of the Company in any place where the principal of and any interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of US$2,000 and any integral multiple of US$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

12.            Prior to due surrender of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

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13.            This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

14.            All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

15.            [If the Note is a Global Note, then insert: This Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes.]

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is US$[__________].

The following increases or decreases in this Global Note have been made:

Date of Adjustment	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease or Increase	Signature of Authorized Officer of Trustee of Notes Custodian

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2.3            Form of Trustee’s Certificate of Authentication

The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes referred to in the within mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Officer

2.4            Maintenance of Office or Agency

With respect to any Notes that are not in the form of a Global Note, the Company will maintain an office or agency in the Borough of Manhattan, The City of New York, in accordance with Section 10.2 of the Base Indenture.

2.5            Prescription Period

Claims for payment of principal in respect of the Notes shall be prescribed upon the expiration of 10 years, and claims for payment of interest in respect of the Notes shall be prescribed upon the expiration of 5 years, in each case from the Relevant Date thereof.

2.6            Defeasance and Covenant Defeasance

The provisions of Article 13 of the Base Indenture shall be applicable with respect to the Notes.

3.               Amendments to the Base Indenture

(a)             With respect to the Notes only (and, for the avoidance of doubt, not with respect to any other series of notes issued pursuant to the Base Indenture on or prior to the date hereof) Article 1.1 (“Definitions”) of the Base Indenture is hereby amended by the addition of the following new defined term (without any effect on the other defined terms contained therein):

““Judgment Currency” has the meaning specified in Section 10.13.”

(b)             With respect to the Notes only (and, for the avoidance of doubt, not with respect to any other series of notes issued pursuant to the Base Indenture on or prior to the date hereof) Article 5.1.2 of Article 5.1 (“Events of Default”) of the Base Indenture is hereby deleted in its entirety and amended and restated in its entirety as follows:

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“5.1.2 a failure to pay any principal or premium, if any, (or related Additional Amounts, if any) on any of the Securities of the series on the date when due;”

(c)             With respect to the Notes only (and, for the avoidance of doubt, not with respect to any other series of notes issued pursuant to the Base Indenture on or prior to the date hereof) Article 10 of the Base Indenture is hereby amended and restated by the addition of the following Sections 10.12 and 10.13 (without any effect on the other sections contained in Article 10 therein):

10.12       Indemnification of Judgment Currency

The Company and the Guarantor shall jointly and severally indemnify the Trustee and any Holder of a Security against any loss incurred by the Trustee or such Holder, as the case may be, as a result of any judgment or order being given or made for any amount due under this Indenture or such Security and being expressed and paid in a currency (the “Judgment Currency”) other than Dollars, and as a result of any variation between (i) the rate of exchange at which the Dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Trustee or such Holder, as the case may be, on the date of payment of such judgment or order is able to purchase Dollars with the amount of the Judgment Currency actually received by the Trustee or such Holder. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid and shall survive the resignation or removal of the Trustee or discharge of the Indenture. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Dollars.

10.13       Ownership of the Company and Payment of Expenses

The Guarantor will at all times own, either directly or indirectly, 100% of the shares of the Company. The Guarantor will determine and timely pay all fees, taxes, tariffs, service company expenses and other monies required to be paid in connection with the establishment and maintenance of the existence of the Company under Cayman Islands law.

(d)             With respect to the Notes only (and, for the avoidance of doubt, not with respect to any other series of notes issued pursuant to the Base Indenture on or prior to the date hereof) Article 11.6.1 of Article 11.6 (“Optional Redemption Due to Changes in Tax Treatment) of the Base Indenture is hereby deleted in its entirety and amended and restated in its entirety as follows:

“11.6.1 If, as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of the Cayman Islands, Brazil or a Successor Jurisdiction, or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation, administration or application of such laws, rules or regulations (including a holding by a court of competent jurisdiction), which amendment or change of such laws, rules or regulations or the interpretation thereof becomes effective on or after the date specified therefor in the Securities of a series or the date the Successor Jurisdiction becomes a Successor Jurisdiction, the Company, the Guarantor or their successors would be obligated to pay Additional Amounts in respect of the Securities of such series pursuant to the terms and conditions thereof in respect of Foreign Taxes (in the case of the Guarantor or its successor, imposed at a rate in excess of 15%, and in the case of the Company or its successor, imposed at a rate in excess of 0%), and if such obligation cannot be avoided by the Company, the Guarantor or their successors, as applicable, after taking measures the Company, the Guarantor or their successors, as applicable, considers reasonable to avoid it, then, at the Company’s, the Guarantor’s or their successors’, option, the Securities of such series may be redeemed in whole, but not in part, at any time, on giving not less than 10 nor more than 60 days’ notice to the Holders of such Securities, at a Redemption Price equal to 100% of the principal amount thereof and any premium applicable thereto, together with accrued interest up to but not including the Redemption Date and any Additional Amounts which would otherwise be payable; provided, however, that (1) no notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company, the Guarantor or their successors, as applicable, would but for such redemption be obligated to pay such Additional Amounts were a payment on such Securities then due, and (2) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.”

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4.               Miscellaneous Provisions

4.1            Separability of Invalid Provisions

In case any one or more of the provisions contained in this Second Supplemental Indenture or the Securities of any series should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Second Supplemental Indenture or such Securities, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Second Supplemental Indenture and such Securities shall be construed as if such provision had never been contained herein.

4.2            Execution in Counterparts

This Second Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.               The Trustee

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantor.

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6.               Data Protection

Upon each purchase or transfer of the Notes, each Holder or transferee thereof is deemed (i) to have acknowledged receipt of the Company’s privacy notice (which can be accessed via routine investor communications and provides information on the Company’s use of personal data in accordance with the Cayman Islands Data Protection Act (as amended) and, in respect of any EU data subjects, the EU General Data Protection Regulation) and (ii) if applicable, to have agreed to promptly provide the privacy notice (or any updated version thereof as may be provided from time to time) to each individual (such as any individual directors, shareholders, beneficial owners, authorized signatories, trustees or others) whose personal data it provides to the Company or any of its affiliates or delegates including, but not limited to, Captiva Global Financial Services in its capacity as administrator of the Company.

[Signature page follows.]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Second Supplemental Indenture to be duly executed on its behalf, all as of the date first written above.

VALE OVERSEAS LIMITED

By:	/s/ Adriana Barbosa Areias
Name: Adriana Barbosa Areias Title: Attorney-in-fact
By:	/s/ João Barbosa Campbell Penna
Name: João Barbosa Campbell Penna Title: Director

VALE S.A.

By:	/s/ Adriana Barbosa Areias
Name: Adriana Barbosa Areias Title: Attorney-in-fact
By:	/s/ João Barbosa Campbell Penna
Name: João Barbosa Campbell Penna Title: Attorney-in-fact

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THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Michael Commisso
Name: Michael Commisso Title: Vice President

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